Exhibit 10.3

Dated	29 November 2010

(1)	MCL CAPITAL LIMITED

(2)	HARRIS INTERACTIVE UK LIMITED

COUNTERPART LEASE
relating to International House Bramhall Technology Park Stockport Greater Manchester

CONTENTS

1 Definitions and Interpretations	1
2 Interpretation	5
3 Demise	7
4 The Tenant’s Covenants	7
5 The Landlord’s Covenants	20
6 Insurance	20
7 Provisos	26
8 Option to Determine	31
9 Certificate	31

Dated	29 November 2010
BETWEEN:
(1)	MCL CAPITAL LIMITED (Company Number 3574467) whose registered office is at Century House, Bramall Moor Technology Park, Stockport, SK7 5BU (the ‘Landlord’)

(2)	HARRIS INTERACTIVE UK LIMITED (Company Number 2802862) whose Registered office is at Vantage West Floors 5 and 6, Great West Road, Brentford London TW8 9GG (the ‘Tenant’)
1	Definitions and Interpretations
In this lease:
1.1	the following words and expressions shall have the following meanings for all purposes:
“Accountant”

any associate or fellow of the Institute of Chartered Accountants in England and Wales appointed by the Landlord (including an employee of the Landlord or a Group Company of the Landlord) to perform any of the functions of the Accountant under this Lease;

“Adjoining Property”

any land or building adjoining or in the neighbourhood of the Property;

“Arbitration Act”

the Arbitration Act 1996;

“Authority”

any public, local, or other competent authority; a court of competent jurisdiction; any statutory undertaking or body having similar powers;

“Bank Account”

any UK account or accounts from time to time notified to the Tenant in writing;

“Conduit”

any pipe, sewer, drain, sewage pumping station, main, duct, conduit, gutter, watercourse, wire, cable, optic fibre, channel, culvert, flue, and any other medium for the passage or transmission of water, soil, gas, air, smoke, electricity, light, information or any other matter and all ancillary equipment or structures

“Environmental Consent”

any consent, permit, licence, approval, ruling, exemption or other authorisation required under applicable Environmental Laws;

“Environmental Laws”

any law (which includes an order or decree, any form of delegated legislation, a treaty and a directive or regulation made by virtue of powers conferred by a treaty) regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters including without limitation, in relation to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as now or may at any time hereafter be in effect;

“Group Company”

a company which is a member of the same group within the meaning of Section 42 of the 1954 Act;

“Rent”

One hundred and seven thousand and five hundred pounds (£107,500) per annum

“Insurance Cost”

the amount that the Landlord shall from time to time pay by way of gross premiums for:
•	insuring the Property loss of rent and other items referred to in clause 6 (whether by way of a separate policy or with other property) in accordance with the Landlord’s obligations contained in this Lease;

•	insuring for such amount and on such terms as the Landlord shall reasonably consider appropriate against all liability of the Landlord to third parties arising out of or in connection with any matter involving or relating to the Property including (without limiting the generality of the above) liability under the Defective Premises Act 1972;

“Insurance Cost Percentage”

the following percentage of the Insurance Cost:
•	if the policy of insurance relates solely, to the Property, 100%; or

•	in any other case, the percentage reasonably attributable to the Property as determined from time to time by the Landlord’s Surveyor;
“Insurance Rent”

the Insurance Cost Percentage of the Insurance Cost and all of any increased premium payable as a result of any act or omission of the Tenant;

“Insured Risks”

subject to clause 6.3, fire, lightning, explosion, aircraft (including articles dropped from aircraft in peace time), riot, civil commotion, malicious persons, earthquakes, heave, subsidence, storm, tempest, flood, bursting and overflowing of water pipes, tanks and other apparatus, impact by road vehicles terrorism and such other risks as the Landlord shall from time to time reasonably consider appropriate;

“Interest”

interest payable from the date on which any payment is due (or such other date specified in this Lease) to the date of actual payment (both before and after any judgement) at the Interest Rate;

“Interest Rate”

3% per annum above either:
•	the Base Lending Rate from time to time of National Westminster Bank PLC or such other Bank being a member of the Committee of London and Scottish Bankers as the Landlord may from time to time nominate in writing; or

•	if such Base Lending Rate shall cease to be published, such other rate of interest as the Landlord reasonably considers to be equivalent to it;
“Interior of the Property”
•	the inside and outside of the windows and the frames glass equipment and fitments relating to the windows of the Property

•	the door frames equipment and fitments and any glass relating to the doors of the Property

•	the internal plaster or other surfaces of loadbearing walls and columns within the Property and of all walls which form the boundaries of the Property

•	the whole of all non-loadbearing walls within the Property

•	the inner half severed vertically of any non-loadbearing walls which form the boundaries of the Property

•	the flooring raised floors and floor screeds down to the joists or other structural parts supporting the flooring of the Property

•	the plaster or other surfaces of the ceilings and the whole of any false ceilings within the Property and the voids between the ceilings and any false ceilings and all Landlord’s fixtures and fittings therein and all conducting media and plant and machinery exclusively serving the Property and all alterations and additions thereto but excluding the structural parts loadbearing framework roof foundations joists and external walls and the Conducting Media and plant and machinery within but not exclusively serving the Property
“Interior Decorating Years”

as often as reasonably necessary during the Term and the last year of the Term howsoever determined;

“Landlord’s Fixtures”

the Landlord’s fixtures and fittings (including any replacement) as listed in Schedule Four;

“Landlord’s Solicitors”

Halliwells LLP of 3 Hardman Square, Spinningfields Manchester M3 3EB or any other firm of solicitors who the Tenant is told in writing are acting for the Landlord;

“Landlord’s Surveyor”

any associate or fellow of the Royal Institution of Chartered Surveyors appointed by the Landlord in his absolute discretion to perform any of the functions of the Landlord’s Surveyor under this Lease;

“Lease”

this Lease as varied from time to time by deed or licence;

“Legal President”

the President of the Law Society or someone appointed to act on his behalf;

“Legislation”

the Offices Shops & Railway Premises Act 1963, the Fire Precautions Act 1971, the Health and Safety at Work Act 1974 and any other legislation relating to the use or occupation of the Property from time to time in force;

“Materials of Environmental Concern”

chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and distillates and all hazardous substances defined or regulated as such in or under any Environmental Law;

“1954 Act”

the Landlord and Tenant Act 1954;

“1995 Act”

the Landlord and Tenant (Covenants) Act 1995;

“Open Land”

any part of the Property which is not built on;

“Outgoings”

all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings payable by law (whether imposed by statute or otherwise and whether of a national or local character and whether of the nature of capital or revenue and even though of a wholly novel character) in respect of the Property either by the owner or occupier of it;

“Party”

all or any of the Landlord, the Tenant and the Guarantor (if any);

“Permitted Part”

one part of the Property so that at anytime there shall be no more than four separate occupations of the Property including the occupation of the Tenant of the remainder;

“Permitted Use”

offices within Class B1 (a) of the Use Clauses Order and ancillary car parking;

“Plan”

the plan annexed to this Lease;

“Planning Acts”

the town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning (Hazardous Substances) Act 1990 the Local Government Planning and Land Act 1980 the Planning and Compensation Act 1991 and the Planning and Compulsory Purchase Act 2004

“President”

the President of the Royal Institution of Chartered Surveyors or someone authorised to act on his behalf;

“Property”

the property known as International House Bramhall Technology Park Stockport Greater Manchester more fully described in Schedule One.

“Regulations”

any reasonable regulations properly made by the Landlord from time to time for the management of the Property in the interests of good estate management;

“Rent Commencement Date”

the 31st day of July 2010;

“Rent Insurance Period”

3 years;

“Rent Payment Days”

the usual quarter days

“Rents”

the Rent, the Insurance Rent and any other rent or payment which according to the terms of this Lease is to be treated as rent;

“Schedule of Condition”

the schedule of condition annexed to this Lease

“Term”

5 years from and including the 31st day of July 2010 and ending on the 30th day of July 2015 and shall be taken to include any period of statutory extension or holding over;

“Use Classes Order”

the Town and Country Planning (Use Classes) Order 1987 (to which clause 2.3 shall not apply);

“VAT”

Value Added Tax, or any other tax of a similar nature, at the rate payable from time to time;

“Vehicles”

currently taxed and road worthy motor cars
2	Interpretation
In this Lease:
2.1	The Landlord and the Tenant include the persons deriving title under them respectively.

2.2	Obligations and liabilities of a Party comprising more than one person are the joint and several obligations and liabilities of the persons who comprise that Party.

2.3	Unless otherwise stated:
2.3.1	any reference to an Act of Parliament (whether in clause 1 or elsewhere in this Lease) shall be taken to be a reference to that Act as amended, modified, extended, consolidated, re-enacted or replaced from time to time and to subordinate legislation, orders, regulations or bye-laws made under it; and

2.3.2	any reference to any statutory instruments, rules; orders or regulations shall be taken to be a reference to such statutory instruments, rules, orders or regulations as amended or replaced from time to time.
2.4	Any covenant by the Tenant not to do something shall include an obligation not to permit or suffer it to be done by another person.

2.5	Words importing one gender include all other genders.

2.6	The singular includes the plural and vice versa.

2.7	References to “the last year of the Term” or to the “end of the Term” shall apply whether the Term ends by effluxion of time or otherwise.

2.8	To be effective any consent approval or authorisation of the Landlord required under this Lease must be in writing signed by or on behalf of the Landlord.

2.9	The clause, paragraph and schedule headings, the Summary of Lease Terms (if any), and the Index shall not be taken into account in the construction or interpretation of this Lease.

2.10	To redecorate means to paint (with at least two coats of good quality paint) or otherwise treat all parts of the Property usually, or at the date of this Lease, so treated and to wallpaper these parts usually papered using in every case appropriate materials of good quality.

2.11	Any right of the Landlord to have access to the Property shall extend to any superior landlord and any mortgagee of the Property and to all persons authorised by the Landlord acting reasonably and any such superior landlord or mortgagee (including (but without limitation) agents, professional advisers, contractors, workmen and others).

2.12	Any requirement to obtain the consent or approval of or to indemnify the Landlord shall be construed as including a requirement to obtain the consent or approval of or to indemnify (as the case may be) any superior landlord.

2.13	References to the fees, costs, charges, disbursements or expenses of the Landlord shall be construed as extending to the fees, costs, charges, disbursements or expenses of any superior landlord and any mortgagee of the Property but shall be limited to reasonable sums properly incurred.

2.14	Any requirement to comply with the requirements or to act to the satisfaction of the Landlord or the Landlord’s Surveyor shall be construed as including a requirement to comply with the requirements or to act to the satisfaction of any superior landlord or any superior landlord’s surveyor.

2.15	Any reference to the Landlord shall be taken to include any superior landlord for the time being unless the context requires otherwise.

2.16	Any reference in this Lease to a clause, sub-clause, schedule, paragraph or sub-paragraph shall unless otherwise stated be taken to be as a reference to the clause, sub-clause, schedule, paragraph, or sub-paragraph bearing that number in this Lease.

2.17	The ejusdem generis rule of interpretation shall not apply in the interpretation of this Lease.

2.18	Unless expressly stated any amount referred to in this Lease is exclusive of any VAT payable.

3	Demise
In consideration of the rents and covenants on the part of the Tenant contained in this Lease the Landlord lets the Property to the Tenant:
3.1	together with the rights set out in Part One of Schedule Two;

3.2	except and reserving to the Landlord the rights specified in Part Two of Schedule Two;

3.3	to hold the Property to the Tenant for the Term;

3.4	together with the benefit of and subject to (as the case may be) the matters (if any) set out in Part Three of the Second Schedule;

3.5	yielding and paying:
3.5.1	from the Rent Commencement Date, the Rent by equal payments in advance on the Rent Payment Days the first such payment (or a duly apportioned part of it ) to be made on the granting of this Lease (with credit being given for any rents paid during any prior period of occupation which relate to the Term);

3.5.2	the Insurance Rent within fourteen days of the service of a written demand on the Tenant; and

3.5.3	as additional rent within fourteen days of demand:
(a)	any VAT payable on the Rents or other payments to be made by the Tenant under this Lease and

(b)	Interest and any other payments which this Lease requires to be treated as rent.
4	The Tenant’s Covenants
The Tenant covenants with the Landlord as follows:
4.1	Rent
4.1.1	To pay the Rents at the times and in the manner stipulated in this Lease without any legal or equitable set-off or other deduction of any kind.

4.1.2	To pay the Rents (or part of them) to the Bank Account by bankers order or such other method as the Landlord shall reasonably request in writing.
4.2	Outgoings
4.2.1	To pay all Outgoings except such as are payable on a dealing with the Landlord’s estate or interest in the Property and any tax charged on the Landlord as a result of and in respect of receipt of the Rents.

4.2.2	if any Outgoing is not assessed directly on the Tenant or the Property to repay to the Landlord all or (as appropriate) a fair proportion of it as determined by the Landlord’s Surveyor.

4.3	Electricity gas and other services consumed
To pay to the supplier and to indemnify the Landlord against all charges for electricity, gas, telephone, water and other services consumed used or available at or in relation to the Property (including meter rents and standing charges).
4.4	Repair cleaning decoration etc
4.4.1	Subject to the provisions of clause 6, to keep the Interior of the Property (including any improvements) in a clean and tidy condition and repairing it as often as shall be necessary Provided that the Tenant shall be under no obligation to put the Property in to any better state of repair than existing at the date of this lease as shown by the Schedule of Condition and Provided further that damage caused by the Landlord’s failure to comply with its obligations in clause 5.1.2 shall be excepted

4.4.2	Subject to clause 4.4.1 immediately to replace any Landlord’s Fixtures which are beyond repair at any time.

4.4.3	To clean the Interior of the Property and keep it in a clean and tidy condition.

4.4.4	To keep any Open Land and the surface of it in a good safe and tidy condition and free from weeds and to maintain (and replace as necessary) any plants, shrubs, trees, gardens or grassed areas forming part of the Open Land.

4.4.5	Not to bring, keep, store or lay out upon any Open Land any materials, equipment, plant, bins, crates, cartons, boxes or any receptacle for waste or any other item which is untidy, unclean, unsightly or in any way detrimental to the Property or the surrounding area.

4.4.6	Not to deposit or permit to be deposited any waste rubbish or refuse on any Open Land except in receptacles properly designed for the storage of such waste rubbish or refuse and in a position approved by the Landlord (acting reasonably)

4.4.7	Not to keep or store on any Open Land any vehicle, caravan, moveable dwelling or other thing except vehicles for use in the Tenant’s business.

4.4.8	Not to carry out vehicle repairs or maintenance on the Open Land.

4.4.9	Where the use of Conduits, boundary structures, party walls or other things is common to the Property and other property to be responsible for and to indemnify the Landlord against all proper and reasonable sums due from the owner lessee or occupier of the Property in relation to those Conduits or other things

4.4.10	Subject to clause 4.4.1 in every Interior Decorating Year to redecorate the Interior of the Property in a good and workmanlike manner and to the reasonable satisfaction of the Landlord’s Surveyor.

4.4.11	In the last year of the Term the tints colours and patterns of any redecoration shall first be approved by the Landlord such approval not to be unreasonably withheld provided that no such consent shall be required where the tints colours and patterns match those existing

4.5	Waste and Alterations
4.5.1	Not to:
(a)	commit any waste;

(b)	make any addition to the Property;

(c)	make any alteration to the Property other than alterations to the interior of the Property which do not affect any load bearing or structural part of the Property (“Internal Alterations”);

(d)	make any alteration or connection to any Conduit except in accordance with clause 4.5.2.
4.5.2	Not to make any Internal Alterations (provided that internal partitioning shall be permitted regardless of this clause) or any alteration or connection to any Conduit without:
(a)	Obtaining and complying with all necessary consents of any Authority and paying all charges of such Authority in respect of such consents.

(b)	Making application for consent to the Landlord (such consent not to be unreasonably withheld) supported by four copies of a drawing or drawings and (where appropriate) a specification or specifications detailing the proposed alterations.

(c)	Paying the proper and reasonable fees of the Landlord and any mortgagee and their respective professional advisers in accordance with clause 4.22.

(d)	Entering into any covenants the Landlord may reasonably require as to the execution of the alterations and the reinstatement of the Property.

(e)	If, in the reasonable opinion of the Landlord’s Surveyor, any works are of a substantial nature to provide before beginning the works adequate security in the form of a deposit of money or the provision of a bond as assurance to the Landlord that the works permitted by the Landlord will be fully completed and (if required by the Landlord) the Property reinstated at the end of the Term.
PROVIDED THAT the Tenant, subject to sending plans to the Landlord within 28 days of carrying out any works, shall be permitted to erect and relocate demountable partitioning light switches and floor boxes without the Landlord’s consent
4.6	Defective Premises

To give notice in writing to the Landlord of any defect in or affecting the Property for which the Landlord may have an obligation or duty of care under this Lease or the Defective Premises Act 1972 immediately the defect comes to the notice of the Tenant

4.7	Aerials, Signs and Advertisements
4.7.1	Not to erect any pole, mast, satellite dish, or wire (whether in connection with telegraphic, telephonic, radio, or television communication or otherwise) upon the Property.

4.7.2	Not to fix to or exhibit anything outside any building on the Property or in any window of any building (save for existing air conditioning vents).

4.7.3	Not to display anywhere on the Property any placard, sign, notice, fascia board or advertisement except:
(a)	one sign, of a reasonable size on the exterior of the Property (bearing the Tenant’s trade or business name) in a position and format previously approved by the Landlord (such approval not to be unreasonably withheld); and

(b)	interior signs not visible from outside the Property.
4.7.4	To keep any permitted sign in good condition and to replace it as soon as possible after any change in the identity of the Tenant or any change of the Tenant’s trade or business name (subject to the Landlord’s approval being first obtained in accordance with the preceding sub-clause in respect of any replacement sign which is not in materially the same form as the sign it replaces).
4.8	Access of Landlord and Notice to Repair
4.8.1	To permit the Landlord at all reasonable times and except in case of emergency, in the daytime and by prior appointment with the Tenant:
(a)	To enter the Property for the purpose of ascertaining if the covenants and conditions of this Lease have been complied with; and

(b)	To view (and if necessary to open up floors and other parts of the Property where such opening up is required in order to view) the state of repair and condition of the Property PROVIDED that any such opening-up shall be made good by and at the cost of the Landlord where such opening-up does not reveal any material breach of the terms of this Lease; and

(c)	To repair, cleanse, rebuild, alter or examine any Adjoining Property or any Conduits, access ways and party walls or structures the persons exercising such right making good all damage caused in its exercise. The right in this sub-clause may also be exercised by the owners or occupiers of any Adjoining Property, if authorised by the Landlord.
4.8.2	If the Landlord serves on the Tenant a notice (a “Repair Notice”) specifying any repairs, cleansing, maintenance or decorating that the Tenant has failed to carry out, in breach of the terms of this Lease, to repair cleanse maintain and decorate the Property as required by the Repair Notice.

4.8.3	If within forty-two days after the service of a Repair Notice the Tenant shall not have commenced and be proceeding diligently with the execution of the work referred to in that Repair Notice or shall fail to complete the works within three months (or such longer period as is stated in the Repair Notice) or, if in the Landlord’s Surveyor’s opinion, the Tenant is unlikely to have completed the works within a reasonable time, to permit the Landlord to enter the Property and to carry out such works as may be necessary to comply with the Repair Notice and to pay to the Landlord the proper cost of so doing and all proper and reasonable expenses incurred by the Landlord (including legal costs and Surveyor’s fees) within fourteen days of a written demand being served on the Tenant.
4.9	Permitted Use
4.9.1	To use and occupy the Property solely and exclusively for the Permitted Use.

4.9.2	To use the car parking spaces within the Property (if any) only for the parking of Vehicles.

4.9.3	Not to do or permit or suffer anything in or upon the Property which may be or become a nuisance or annoyance or cause damage or disturbance to the Landlord or the owners, or occupiers of any Adjoining Property.

4.9.4	Not to reside or sleep in the Property nor use it for any sale by auction or for any dangerous noisy or offensive purpose or for illegal or immoral activity.

4.9.5	Not to bring onto the Property any safes machinery goods or other articles which may strain or damage the Property or any part of it.
4.10	The Planning Acts
4.10.1	For the purpose of this clause only, the expression “Planning Acts” shall include the Building Act 1984.

4.10.2	To comply with the provisions and requirements of the Planning Acts that affect the Property whether as to the permitted use or otherwise.

4.10.3	At the expense of the Tenant, to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operation or use of the Property which may constitute development within the meaning of the Planning Acts but no application for planning permission may be made without the previous consent of the Landlord (such consent not to be unreasonably withheld or delayed)

4.10.4	Subject only to any statutory directions to the contrary to pay and satisfy any charge or levy imposed during the Term under the Planning Acts in respect of the carrying out or maintenance of any operations or the commencement or continuance of any such use on the Property by the Tenant

4.10.5	Whether or not any consent has been granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Property or any change of use until:

(a)	All necessary notices under the Planning Acts have been served and copies have been produced to the Landlord;

(b)	All necessary permissions and consents under the Planning Acts have been obtained and produced to the Landlord;

(c)	The Landlord has acknowledged that every necessary planning permission is acceptable to him (such acknowledgement not to be unreasonably withheld or delayed where the Landlord has previously given consent to the making of the planning application). The Landlord shall be entitled to refuse to accept a planning permission on the grounds that any condition contained in it or anything omitted from it or the period referred to in it would in the opinion of the Landlord (acting reasonably) be or be likely to be prejudicial to the Landlord’s interest in the Property whether during or immediately following the end of the Term.
4.10.6	Unless the Landlord shall otherwise direct, to carry out and complete before the end of the Term:
(a)	Any works stipulated to be carried out to the Property as a condition of any planning permission granted for development commenced before the end of the Term whether the works are required by the condition to be completed before or after the end of the Term;

(b)	Any development begun upon the Property in respect of which the Landlord shall or may be or become liable to any charge or levy under the Planning Acts.
4.10.7	Where, on the Tenant’s application, a planning permission is refused or granted subject to conditions and the Landlord produces Counsel’s opinion that the Landlord’s interest is materially prejudiced by the refusal or the conditions and that a planning appeal is justified the Tenant shall at its own expense diligently pursue an appeal.
4.11	Statutory Notices etc
4.11.1	To give to the Landlord full particulars and a copy of any notice, direction, order, or proposal for the Property received by the Tenant from any Authority within seven days of receipt and if so required by the Landlord to produce the original to the Landlord.

4.11.2	At the request of the Landlord but at the joint cost of the Landlord and the Tenant to make or join with the Landlord in making any objection or representation against or in respect of any notice, direction, order or proposal which the Landlord (acting reasonably) deems expedient.

4.11.3	At the Tenant’s expense to take all reasonable steps to comply with any notice, direction, order or proposal in respect of the use of the Property by the Tenant or its invitees and other authorised users whether the notice, direction, order, or proposal is to be complied with by the Tenant the Landlord or any other person (however described).

4.11.4	To comply in all respects with the Legislation.

4.11.5	Not to do, or omit to do, or permit or suffer to be done, or omitted to be done, anything for which the Tenant shall be responsible in or about the Property or any premises used in conjunction with but not comprised in the Property by which the Landlord may become liable to pay any penalty, damages, compensation, costs, charges or expenses
4.12 Encroachments
4.12.1	Not knowingly to permit any encroachment to be made or easement acquired against or upon the Property and promptly to give notice to the Landlord as soon as reasonably practicable after being made aware of any attempt to do so in either case and at the Tenant’s expense to take any preventative steps (whether by legal proceedings or otherwise) which the Landlord may reasonably require.

4.12.2	Not to stop up, darken, or obstruct any window or other aperture in the Property.
4.13 Alienation
4.13.1	Not to:
(a)	hold on trust for another, or

(b)	to part with possession of, or

(c)	to permit another to occupy

the whole or any part of the Property except by a transaction permitted by and effected in accordance with this Lease.
4.13.2	The Tenant may share occupation of the Property with a Group Company of the Tenant (but without creating a tenancy):
(a)	for so long as both the Tenant and that company remain members of the same group; and

(b)	if within 21 days of the sharing beginning the Tenant gives the Landlord written notice of the name and registered office of the company sharing occupation and the company’s irrevocable written acknowledgement that for so long as the company occupies the Property the Landlord has the same right to distrain against the company’s assets on the Property as against the assets of the Tenant.
4.13.3	Not to charge part only of the Property.
4.13.4	Not to charge the whole of the Property except:
(a)	to a bank or similar financial institution for the purpose only of borrowing money on the security of this Lease; and

(b)	with the Landlord’s prior consent (such consent not to be unreasonably withheld)
4.13.5	Within 28 days of any assignment, charge, underlease, transmission or other devolution relating to the Property or this Lease, to produce for registration with the Landlord’s solicitors the deed or document affecting the devolution or a copy of it certified by a Solicitor and to pay the Landlord’s solicitors’ reasonable charges for the registration of every such document such charges not being less than £50.00 (fifty pounds).
4.14 Assignment
4.14.1	Not to assign a part (as distinct from the whole) of the Property.
4.14.2	Not to assign the whole of the Property without the prior consent of the Landlord (which will not be unreasonably withheld or delayed).
4.14.3	Without limiting the generality of clause 4.14.2, it will be reasonable for the Landlord to refuse consent to an assignment if:
(a)	the proposed assignee is not a Qualifying Person as defined in this clause;

(b)	as a direct or indirect result of the assignment to the proposed assignee the market value or the marketability of the Landlord’s reversion will be adversely affected;

(c)	the proposed assignee (together with any gurantor or other security provided) will be (in the reasonable opionion of the Landlord) unable to comply with the Tenant’s obligations under this Lease;

(d)	any Rents or other payments due from the Tenant to the Landlord are for the time being unpaid;

(e)	the Tenant is in breach of any of its obligations under this Lease other than obligations of a minor nature;

(f)	the Tenant’s solicitor has not provided an undertaking to pay all of the Landlord’s reasonable costs, fees, charges, disbursements and expenses (including those payable to solicitors and surveyors) properly arising from the application for consent to the assignment whether or not consent is granted conditionally or unconditionally or is lawfully refused Provided that an estimate of all costs shall have first been given to the Tenant’s solicitor;

(g)	the proposed assignee has failed to supply any references reasonably required by the Landlord together with copies of any letters requesting the references;
4.14.4	If there is any dispute as to whether the proposed assignee is a Qualifying Person or is less substantial in financial terms than the Tenant or any guarantor of the Tenant the matter shall be referred to the Accountant (acting as an expert and not as an arbitrator) and the decision of the Accountant shall be binding on the Landlord and the Tenant and the fees payable to the Accountant shall be borne and paid by the Landlord and the Tenant in such shares and in such manner as the Accountant shall determine and failing any determination, in equal shares. If one party shall pay all the fees, it shall be entitled to recover the appropriate share from the other.
4.14.5	If there is any dispute as to whether the financial standing of the proposed assignee will adversely affect the market value or the marketability of the Landlord’s interest in the Property the matter shall be referred to the Landlord’s Surveyor (acting reasonably as an expert and not as an arbitrator) and the decision of the Landlord’s Surveyor shall be binding on both the Landlord and the Tenant and the fees payable to the Landlord’s Surveyor shall be borne and paid by the Landlord and the Tenant in the shares and in the manner that the Landlord’s Surveyor shall determine and failing any determination, in equal shares. If one party shall pay all the fees it shall be entitled to recover the appropriate share from the other.

4.14.6	The Landlord may as a condition of consenting to an assignment require that before the assignment takes place:
(a)	the assignor enters into an authorised guarantee agreement within the meaning at s.16 of the 1995 Act in a form reasonably required by the Landlord in respect of the assignee’s obligations under this Lease;
(b)	if the assignment is to a corporate body and if reasonably required by the Landlord a guarantor acceptable to the Landlord (acting reasonably) enters into direct covenants (by deed) with the Landlord in the form reasonably required by the Landlord in respect of the assignee’s obligations under this Lease
4.14.7	For the purposes of this clause 4.14:
(a)	“Qualifying Person” means a person who at the Qualifying Date has Satisfactory Profits and Satisfactory Assets (or who would have Satisfactory Profits and Satisfactory Assets if it were reasonably practicable from an accounting viewpoint to calculate them);

(b)	“Qualifying Subsidiary” means a subsidiary company (as the expression “Subsidiary” is defined by the Companies Act 1985 Section 736) in relation to any prospective Qualifying Person;

(c)	“Satisfactory Assets” means net assets (from which there is excluded any amount in respect of deferred tax) which at the Qualifying Date and after consolidation (whether real or notional) with the net assets (from which there is excluded any amount in respect of deferred tax) of any Qualifying Subsidiary exceed an amount representing the yearly rent payable under this Lease at the Qualifying Date multiplied by 3 as evidenced by a set of properly audited accounts the latest set of which was published not earlier than 6 months before the Qualifying Date and a letter confirming that fact addressed to the Landlord by the auditors who prepared the most recent set of published accounts for the Qualifying Person;

(d)	“Satisfactory Profits” means annual profits before tax in the 3 complete trading years immediately preceding the Qualifying Date which in each year (averaged over the 3 years) [and after consolidation (whether real or notional) in each such year with the annual profits before tax of any Qualifying Subsidiary] exceed an amount representing the yearly rent payable under this Lease at the Qualifying Date multiplied by 3 as evidenced by a set of properly audited accounts, the latest set of which was published not earlier than 6 months before the Qualifying Date and a letter confirming that fact addressed to the Landlord by the auditors who prepared the most recent set of published accounts for the Qualifying Person;

(e)	“Qualifying Date” means the date on which the Landlord receives sufficient information to enable him to determine whether the proposed assignee is a Qualifying Person or, if later, the date of the Accountant’s Determination. If, for any reason, the assignment is not completed within three months of any Qualifying Date the Landlord shall be entitled to re-open the question of whether the proposed assignee is a Qualifying Person and the Qualifying Date shall then be the date on which the Landlord gives written notice to the Tenant of its requirement.
4.15 Underletting
4.15.1	Not to underlet part (as distinct from the whole) of the Property except a Permitted Part.

4.15.2	Not to underlet the whole of the Property or a Permitted Part without the consent of the Landlord (which will not be unreasonably withheld or delayed) and unless by way of a permitted underlease.

4.15.3	The rent payable under any permitted underlease shall be
(a)	No less than the open market rental value of the Property (or the Permitted Part, as the case may be) disregarding any fine or premium payable; and

(b)	approved by the Landlord before the grant of the underlease; and

(c)	payable in advance, on the Rent Payment Days.
4.15.4	Every permitted underlease shall contain provisions approved by the Landlord:
(a)	prohibiting the undertenant from doing or allowing any act or thing in relation to the underlet premises which is inconsistent with or in breach of the provisions of this Lease;

(b)	for re-entry by the underlandlord on breach of any covenant by the undertenant;

(c)	imposing an absolute prohibition against all dispositions of or other dealings whatever with the whole or any part of the underlet premises other than an assignment or charge of the whole or sharing with a Group Company;

(d)	prohibiting any assignment or charge of the whole without the prior consent of the Landlord under this Lease (such consent not to be unreasonably withheld or delayed);

(e)	imposing in relation to any permitted assignment or charge the same obligations for registration with the Landlord as are contained in this Lease in relation to dispositions by the Tenant.
4.15.5	To enforce the performance and observance by every undertenant of the provisions of the underlease and not at any time either expressly or by implication to waive any breach of the covenants or conditions on the part of any undertenant nor, without the consent of the Landlord (such consent not to be unreasonably withheld or delayed in respect of any surrender or variation which does not conflict with the terms of this clause (4.15)) to vary the terms or accept a surrender of any permitted underlease.

4.15.6	To exclude the provisions of Sections 24 to 28 (inclusive) of the 1954 Act from any underlease and before granting the underlease to obtain a court order authorising the exclusion and produce a copy to the Landlord.
4.16	Key holders

To ensure that at all times the Landlord has written notice of the name home address and telephone number of at least two key holders of the Property residing within a reasonable distance of the Property.
4.17	Landlord’s rights

To permit the Landlord at all times during the Term to exercise without interruption or interference any of the rights excepted or reserved to the Landlord by virtue of the provisions of this Lease subject to the provisions of Schedule 2 Part 2
4.18	Indemnities

To be responsible for and to keep the Landlord fully indemnified against all damages, losses, costs, expenses, action, demands, proceedings, claims and liabilities made against or suffered or incurred by the Landlord directly or indirectly out of:
4.18.1	any act, omission or negligence of the Tenant or persons at the Property expressly or impliedly with the Tenant’s authority; or

4.18.2	any breach or non-observance by the Tenant of the covenants and conditions or other provisions of this Lease or any of the matters to which this demise is subject.
4.19	Covenants affecting superior title

To observe and perform the covenants and conditions to which the Landlord’s title to the Property is subject as set out in Part Three of Schedule Two and to keep the Landlord indemnified against any breach or non-observance of these.

4.20	Regulations
To comply with all Regulations.
4.21	Interest on Arrears

Without limiting any other right or remedy of the Landlord if the Tenant shall fail to pay the Rents (or any of them) or any other sum due under this Lease within 14 days of the date due whether formally demanded or not (but only in relation to the Rent) the Tenant shall pay to the Landlord Interest on the Rents or other sum and such Interest shall be treated as rent due to the Landlord.
4.22	Landlord’s Costs

To pay to the Landlord on an indemnity basis all costs, fees, charges, disbursements and expenses (including without limiting the generality of the preceding words those payable to solicitors, surveyors, Counsel and bailiffs) properly incurred by the Landlord and any mortgagee of the Landlord in relation to or incidental to:
4.22.1	The preparation and service of a notice under Sections 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938 or the taking of steps subsequent to any such notice (even if forfeiture is avoided by means other than relief granted by the Court).
4.22.2	The reasonable and proper costs for every application for any consent approval or licence made under this Lease whether:
(a)	granted or not, or

(b)	made subject to any qualification or condition,

save where the Landlord unreasonably withholds or delays consent or grants consent subject to an unreasonable qualification or condition
4.22.3	The collection and recovery of any Rents which shall be in arrears (including the costs of any bailiffs or other collection agency).

4.22.4	Any action reasonably taken by or on behalf of the Landlord in order to prevent or remedy any breach or non-performance by the Tenant of any of the tenant’s covenants or obligations in this Lease.

4.22.5	The reasonable and proper costs of any steps taken in contemplation of or in connection with the preparation and service of a Repair Notice or a schedule of dilapidations during or within 6 months after the end of the Term.

4.22.6	Any steps under the rights of re-entry in this Lease.

4.22.7	Any circumstance in which the Tenant is required by this Lease to pay the Landlord’s costs (insofar as such costs are reasonable and proper).
4.23 Re-letting or Sale of Reversion
4.23.1	Subject to the provisions of Schedule 2 part 2 to permit the Landlord at any time during and after the last six months of the Term (or sooner if the Rents or any parts of them shall be in arrears and unpaid for longer than 28 days and the Landlord has served notice to forfeit the lease) to enter the Property and affix and retain anywhere upon it a notice for re-

letting the Property and during such period to permit persons with the authority of the Landlord or its agents at reasonable times of the day by appointment to view the Property.

4.23.2	Subject to the provisions of Schedule 2 Part 2 at any time during the Term to permit prospective purchasers of or agents surveyors or valuers instructed in connection with the sale or mortgage of the Landlord’s reversion to view the Property without interruption at reasonable times of the day by appointment if they are authorised in writing by the Landlord or the Landlord’s agents.
4.24	Replacement Guarantor

To give the Landlord notice, and if the Landlord so requires, at the Tenant’s expense to procure that some other person acceptable to the Landlord (acting reasonably) executes a guarantee in the form reasonably required by the Landlord within twenty-eight days of:
4.24.1	the death of any person who has or shall have guaranteed to the Landlord the payment of the rent and the observance and performance of the Tenant’s covenants under this Lease; or

4.24.2	that person (being a corporation) entering into liquidation whether compulsory or voluntary or suffering a receiver or an administrative receiver to be appointed in respect of all or part of its business, or entering into a voluntary arrangement within Part 1 of the Insolvency Act 1986, or doing or suffering anything which would entitle a receiver to take possession of any of its assets, or doing or suffering anything which would entitle any person to present a petition for winding up or apply for an administration order, or ceasing to exist or being dissolved; or

4.24.3	that person (being an individual) having a bankruptcy order made against him, or being unable to pay a debt, or having no reasonable prospect of being able to pay a debt within the meaning of Section 268 of the Insolvency Act 1986, or making an application to the court for an interim order under Section 253 of the Insolvency Act 1986, or doing anything which would entitle a petition for a bankruptcy order to be made, or making any assignment for the benefit of, or entering into any arrangement with, his creditors either by composition or otherwise.
4.25 Yield-up
At the end of the Term:
4.25.1	To yield up the Property and any additions and improvements to it in accordance with the terms of this Lease together with all fixtures which during the Term may be affixed to or upon the Property other than tenant’s trade fixtures.

4.25.2	To give up all the keys of the Property to the Landlord.

4.25.3	To remove all signs erected by the Tenant on the Property.

4.25.4	If (but only if) requested to do so by the Landlord (giving a reasonable period of notice) to remove any additional buildings, additions, alterations or improvements made to the Property by the Tenant during the Term and to make good any part or parts of the Property which may be damaged by such removal.
4.25.5	If the Tenant fails to comply with a request made by the Landlord under the immediately preceding sub-clause by the end of the Term the Landlord may carry out the works requested and the Tenant shall pay to the Landlord the costs incurred by the Landlord as if the works had been included in a Repair Notice.
4.26 Environmental matters
4.26.1	To comply with all Environmental Laws applicable to the operations of the Tenant and the Property and to obtain from the appropriate Authority all necessary Environmental Consents.

4.26.2	To comply with all Environmental Consents relating to the Property.

4.26.3	If the Tenant receives any notice alleging that it is not in compliance with any Environmental Law or Environmental Consent immediately to provide a copy of that notice to the Landlord.

4.26.4	Not to cause or permit any release, omission, discharge or disposal of any substance which will or might pollute any stream or watercourse either directly or through the drainage system serving the Property.
4.27	Value Added Tax

To pay any VAT payable on or in respect of any payment made by the Tenant under the Lease or in respect of any payment for which the Tenant agrees to reimburse the Landlord provided that the Landlord shall have issued a valid VAT invoice in the name of the Tenant.
5 The Landlord’s Covenants
5.1 Quiet Enjoyment
5.1.1	Subject to the Tenant paying the Rents and complying with the Tenant’s covenants in this Lease the Landlord covenants with the Tenant to permit the Tenant to peaceably hold and enjoy the Property during the Term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord.

5.1.2	The Landlord will keep the structure of the Property including (without prejudice to the generality of the foregoing) the foundations walls roofs and the exterior and structure of the same (but excluding the Interior of the Property) in a wind and water-tight condition
6 Insurance
6.1	Landlord to Insure

The Landlord covenants with the Tenant to insure the Property

6.2	Details of Insurance
Insurance shall be effected:
6.2.1	in any reputable UK insurance office, or with any reputable UK underwriters, or through any reputable UK agency of the Landlord’s choice from time to time (acting reasonably)

6.2.2	for the following sums:
(a)	the sum the Landlord shall from time to time be advised by the Landlord’s Surveyors as being the full cost of rebuilding and reinstating the Property including architects’, surveyors’, and other professional fees payable in relation to the rebuilding or reinstatement of the Property, the cost of debris removal, demolition, site clearance, any works that may be required by statute, and incidental expenses; and

(b)	the loss of Rent for the Rent Insurance Period or such longer period as the Landlord may from time to time reasonably consider to be sufficient for the purposes of planning and carrying out the rebuilding or reinstatement; and

(c)	the sum the Landlord shall from time to time reasonably consider prudent in respect of third party and public liability at the Property;
6.2.3	against damage or destruction by the Insured Risks with an insurer of repute and subject to such excesses exclusions or limitations as the insurer may require or the Landlord may properly negotiate;

6.2.4	against any other risk which the Tenant shall reasonably request the Landlord to insure against if:
(a)	cover is available from the Landlord’s insurers; and

(b)	the Tenant shall first agree to pay any additional premium arising.
6.2.5	If the Landlord is unable to insure against any Insured Risk on reasonable terms he shall be entitled not to insure against that risk and shall notify the Tenant of his decision. That risk shall then be excluded from the definition of “Insured Risks” unless the Landlord does subsequently insure against it. If the Tenant wishes to challenge the Landlord’s decision to exclude the risk from the Insured Risks the Tenant shall notify this wish to the Landlord shall within one month of notification of the Landlord’s decision (time to be of the essence) in which event the Landlord shall within one month of the Tenant’s notification either reinstate insurance cover for the risk or invite the Tenant to refer the dispute to arbitration.
6.2.6	If the insurance cover is suspended or varied due to the acts or omissions of the Tenant the Landlord’s obligations shall be modified to take account of the suspension or variation.

6.3	Payment of Insurance Rent
The Tenant shall pay the Insurance Rent on the date of this Lease for the period from (and including) that date up to (and including) the day before the next policy renewal date (credit being given for any sums paid by the Tenant during any prior period of occupation which relate to the Term) and subsequently the Tenant shall pay the Insurance Rent within 14 days of the service of a written demand on the Tenant and in advance (but not more than two months in advance) of the policy renewal date.
6.4 Suspension of Rent
6.4.1	The provisions of clause 6.5.2 shall have effect if during the Term:
(a)	the Property or any part of it is damaged or destroyed by any of the Insured Risks, so that the Property or any part of it is unfit for occupation or use or inaccessible; and

(b)	payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Property expressly or by implication with the Tenant’s authority.
6.4.2	If the circumstances contemplated in clause 6.5.1 arise:
(a)	the Rent (or a fair proportion of the Rent according to the nature and the extent of the damage sustained) shall cease to be payable from the date that the damage has occurred until:
(i)	the Property or the affected part shall have been rebuilt or reinstated so that the Property or the affected part are made fit for occupation or use and accessible; or, if earlier,

(ii)	the end of the Rent Insurance Period;
(b)	whether the suspension applies and, if so, the amount of the proportion and the period during which the Rent shall cease to be payable will be determined by the Landlord’s Surveyor (acting reasonably)
6.5 Reinstatement and Termination if Prevented
6.5.1	If during the Term:
(a)	the Property or any part of it is damaged or destroyed by any of the Insured Risks; and

(b)	the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Property expressly or by implication with the Tenant’s authority;
the Landlord shall use all reasonable endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) (“Permissions”) to enable the Landlord to rebuild and reinstate.

6.5.2	Subject to the provisions of clauses 6.6.3 and 6.6.4, the Landlord shall as soon as practicable after the Permissions have been obtained or immediately where no Permissions are required, apply all insurance money received (except sums in respect of loss of Rent) in rebuilding or reinstating the Property.
6.5.3	If the Property is substantially damaged or destroyed by an Insured Risk the Landlord may rebuild and reinstate the Property either in the form in which it was immediately before the occurrence of the destruction or damage or in that form with such modifications as:
(a)	may be required by any Authority as a condition of the grant of any of the Permissions; and/or

(b)	the Landlord may reasonably make to reflect then current good building practice; and/or

(c)	the Landlord may otherwise reasonably require but so that the Landlord shall so far as reasonably possible provide in the Property as rebuilt and reinstated accommodation for the Tenant not materially less convenient and commodious and with ancillary facilities not materially less convenient than those which existed immediately before the occurrence of the destruction or damage.
6.5.4	For the purposes of this clause the expression “Supervening Events” means all or any of the following:
(a)	the Landlord has failed despite using all reasonable endeavours to obtain the Permissions;

(b)	any of the Permissions have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply;

(c)	some defect or deficiency in the Property which means that rebuilding or reinstatement would be impossible or could only be undertaken at a cost that would be unreasonable in all the circumstances;

(d)	the Landlord is unable to obtain access to the Property for the purposes of rebuilding or reinstating;

(e)	the rebuilding or reinstating is prevented by war, act of God, government action, strike, lockout; or

(f)	any other circumstances beyond the control of the Landlord.
6.5.5	The Landlord shall not be liable to rebuild or reinstate the Property if and for so long as such rebuilding or reinstating is prevented by Supervening Events.
6.5.6	A notice given under clauses 6.6.7 or 6.6.8 is referred to as a “Termination Notice”.

6.5.7	If at the end of the Rent Insurance Period the Property has not been rebuilt or reinstated so as to be fit for the Tenant’s occupation and use, either party may by notice given at any time within three months (time to be of the essence in this respect) of the end of the Rent Insurance Period invoke the provisions of clause 6.6.9.
6.5.8	If the Landlord is prevented from rebuilding or reinstating because of a Supervening Event or reasonably considers that the Landlord will not be able to complete the rebuilding or reinstatement within the Rent Insurance Period, the Landlord may give the Tenant notice to this effect at any time.
6.5.9	If a Termination Notice is given then, subject to clause 6.5.10:
(a)	the Term will end but without prejudice to any rights or remedies that may have accrued to either party against the other including (without limiting the generality of the preceding words) any right that the Tenant might have against the Landlord for a breach of the Landlord’s covenants set out in clauses 6.6.1 and 6.6.2;

(b)	all insurance money received by the Landlord pursuant to this clause (6) shall belong to the Landlord absolutely.
6.5.10	Clauses 6.6.8 and 6.6.9 shall not apply if:
(a)	the Termination Notice has been given by the Tenant; and

(b)	at the time when the Termination Notice was given the Supervening Events had ceased to apply; and

(c)	the Landlord has commenced and is proceeding with rebuilding or reinstating the Property with reasonable expedition.
6.6	Tenant’s Insurance Covenants

The Tenant covenants with the Landlord:
6.6.1	to comply with all the requirements and reasonable recommendation of the Landlord’s insurers;
6.6.2	not to do or omit anything that could cause any policy of insurance on or in relation to the Property to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium and such insurance shall have been effected) anything by which additional insurance premiums may become payable in respect of the Property;
6.6.3	to keep the Property supplied with such fire fighting equipment as the insurers and the fire authority may require or as the Landlord may reasonably require and to maintain the equipment to their satisfaction and in efficient working order and at least once in every 6 months to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person;

6.6.4	not to store or bring onto the Property any article, substance or liquid of a specially combustible, inflammable or explosive nature but to comply with the requirements and reasonable recommendations of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Property;

6.6.5	not to obstruct the access to any fire equipment or the means of escape from the Property nor to lock any fire door while the Property is occupied;

6.6.6	to give notice to the Landlord immediately upon the happening of any event which might affect any insurance policy on or relating to the Property or upon the happening of any event against which the Landlord may have insured;

6.6.7	if at any time the Tenant is entitled to the benefit of any insurance in respect of the Property (which is not effected or maintained under any obligation contained in this Lease) to apply all insurance money in making good the loss or damage in respect of which the money has been received;

6.6.8	if during the Term the Property (or any part of it) is damaged or destroyed by an Insured Risk, and the insurance money under the policy of insurance effected by the Landlord is by reason of any act or default of the Tenant (or anyone at the Property expressly or by implication with the Tenant’s authority) wholly or partially irrecoverable, immediately in every such case (at the option of the Tenant) either:
(a)	to rebuild and reinstate at the Tenant’s own expense the Property (or the part of it destroyed or damaged) to the reasonable satisfaction and under the supervision of the Landlord’s Surveyor the Tenant being allowed towards the expenses of so doing (upon such rebuilding and reinstatement being completed) the amount (if any) actually received in respect of the destruction or damage under any insurance policy; or

(b)	to pay to the Landlord within 14 days of demand with interest at 3% below the Interest Rate (calculated from the date of the damage or destruction) the amount of the insurance money so irrecoverable on payment of which the provisions of clauses 6.4 and 6.5 shall apply.
6.6.9	If any claim is made by the Landlord under any insurance policy relating to the Property the Tenant will pay to the Landlord within 14 days of demand the amount of any proper insurance excess properly deducted from the claim.
6.7	Landlord’s Insurance Covenants
The Landlord covenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to the Landlord’s obligations contained in this Lease:
6.7.1	to produce to the Tenant on demand a copy of the policy and the last premium renewal receipt or reasonable evidence of the terms of the policy and the fact that the last premium has been paid (provided that the Landlord shall not be required to produce such documentation more than once in any 12 month period);

6.7.2	to use reasonable endeavours to procure that the interest of the Tenant is noted or endorsed on the policy either by means of a general or a specific endorsement at the Landlord’s option;

6.7.3	to notify the Tenant of any material change in the risks covered by the policy from time to time;

6.7.4	on request by the Tenant to request the insurers to waive all rights of subrogation against the Tenant and to produce written confirmation of the waiver if it is forthcoming.
7	Provisos

7.1	Re-entry
The Landlord may re-enter the Property (or any part of it in the name of the whole) at any time (even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without limiting any rights or remedies which may have accrued to the Landlord against the Tenant in respect of any breach of covenant or other term of this Lease (including the breach in respect of which the re-entry is made) if during the Term:
7.1.1	the Rents (or any part of them) are outstanding for 14 days after becoming payable whether formally demanded or not (in relation to the Rent only); or

7.1.2	there is a breach or non-observance by the Tenant of any covenants or other terms of this Lease or any document expressed to be supplemental to this Lease; or

7.1.3	the Tenant being an individual has a bankruptcy order made against him or enters into any composition or scheme or arrangement with his creditors; or

7.1.4	the Tenant being a company:
(a)	shall convene a meeting of its creditors; or

(b)	shall be the subject of a proposal for a voluntary arrangement within Part I of the Insolvency Act 1986; or

(c)	shall be the subject of any other proposal for any composition, scheme of arrangement with, or assignment for the benefit of, its creditors; or

(d)	shall be unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986; or

(e)	shall have a trustee, receiver, administrative receiver, or similar officer appointed in respect of all or any part of its business or assets; or

(f)	shall be the subject of a petition presented for its winding up or for the making of an administration order; or

(g)	shall cease to carry on business; or

(h)	shall convene, or be the subject of a meeting convened, for any of the foregoing purposes; or
7.1.5	the Tenant has any distress or execution levied on his goods.
7.2	Exclusion of Use Warranty

Nothing in this Lease, nor in any consent granted by the Landlord under this Lease, shall imply or warrant that the Property may lawfully be used under the Planning Acts for the purpose authorised in this Lease (or any purpose subsequently authorised).

7.3	Entire Understanding

This Lease embodies the entire understanding of the Landlord and the Tenant relating to the Property and to all matters dealt with by any of the provisions of this Lease and the Tenant acknowledges that the Tenant has inspected and surveyed the Property and that this Lease has not been entered into in reliance wholly or partly on any statement or representation which is not expressly set out in this Lease.

7.4	Licences etc

If the Landlord is a limited company or other corporation all licences, consents, approvals and notices, required to be given by the Landlord, shall be sufficiently given if given under the hand of a Director, Secretary, or other duly authorised officer of the Landlord.

7.5	Tenant’s Chattels

If at the end of the Term any property (including any fixtures or fittings) of the Tenant (“Chattels”) remains in or on the Property 14 days after the Tenant has vacated the Property:
7.5.1	The Landlord may as the agent of the Tenant sell the Chattels without notice to the Tenant.

7.5.2	If any of the sold chattels belonged to a third party, but the Landlord mistakenly but in good faith believed that they belonged to the Tenant, the Tenant shall on demand indemnify the Landlord against any liability incurred.

7.5.3	The Landlord shall be entitled to deduct the costs of and ancillary to the sale from the proceeds of sale and to keep the proceeds of sale absolutely unless the Tenant shall claim them within two months of the date on which the Tenant vacates the Property.

7.5.4	The Tenant shall indemnify the Landlord against any damage occasioned to the Property and any actions, claims, proceedings, costs, expenses and demands made against the Landlord caused by or related to the presence of the Chattels in or on the Property or their removal from the Property
;

7.5.5	The Landlord shall not be required to obtain the best price for any Chattels on their disposal.

7.5.6	If the Landlord reasonably considers or is advised that the value of any Chattels are such as not to justify selling them the Landlord may dispose of them in any reasonable manner and the Tenant shall indemnify the Landlord in respect of the costs of the disposal.
7.6	Compensation on Vacating

Any statutory right of the Tenant to claim compensation from the Landlord on vacating the Property shall be excluded to the extent that the law allows.

7.7	Service of Notices
7.7.1	In this clause 7.7:
(a)	“Notice” means any notice concerning this Lease or any provision in this Lease or the Property and includes a notice under any statute;

(b)	“Working Day” means any day from Monday to Friday inclusive other than Christmas Day, Good Friday or a statutory bank holiday;

(c)	A reference to the address of a Party shall mean any of the following:
(i)	the address of that Party as given in this Lease or any alternative address for service which has been notified in writing to the Party giving the Notice;

(ii)	if a Party comprises more than one person, the address of each person comprising that Party as given in this Lease or any alternative address for service which has been notified in writing to the Party giving the Notice;

(iii)	the last known address of the Party;

(iv)	in the case of the Tenant, the Property.
(d)	“Means of Service” means any of the following:
(i)	ordinary first class post;

(ii)	registered post;

(iii)	British Document Exchange.
7.7.2	Any Notice shall be in writing and may be served:

(a)	personally on the Party upon whom it is to be served; or

(b)	by any Means of Service to the address of the Party;

(c)	by leaving it at the address of the Party upon whom it is to be served;

(d)	by any Means of Service to the offices of a solicitor who has acted for the Party upon whom it is to be served in relation to this Lease or the Property at any time within a year preceding the service of the notice or document unless the party serving the notice or document has notice that the solicitor is no longer acting for the other party.
7.7.3	Service in accordance with this clause shall be deemed to be made on the following dates:
(a)	in the case of personal service: on the day of doing so;

(b)	in the case of ordinary first class post or British Document Exchange: on the first working day after posting or placing in a British Document Exchange collection box;

(c)	in the case of registered post: on the third working day after the date of receipt by The Royal Mail;

(d)	if the notice is left at a Party’s address: on the day it is left, if before 4.00 pm on a Working Day but otherwise on the next following Working Day.
7.8	Easements
The operation of Section 62 of the Law of Property Act 1925 and Section 22(3) of the Land Registration Act 1925 are excluded from this Lease and the Tenant is not entitled to any rights or easements for the benefit of the Property other than rights expressly granted by this Lease.
7.9	Rent Demands and Tenant’s Breaches
7.9.1	The demand for or the acceptance by the Landlord or the Landlord’s agent of rent or any other money due under this Lease shall not waive:-
(a)	any breach of the Tenant’s covenants or the conditions contained in this Lease; or

(b)	any liability attached to the non-performance of the covenants and conditions.
7.9.2	Any breach of the Tenant’s covenants or conditions in this Lease shall for all purposes of this Lease constitute and be treated as a continuing breach.

7.9.3	If the Landlord shall refrain from demanding or accepting Rent or any other money due under this Lease then Interest shall be payable by the Tenant for the period during which the Landlord shall so refrain, if the reason for the Landlord so refraining is that there is reasonable ground for believing that:-
(a)	the Tenant is in breach of any provision of this Lease; or

(b)	the Tenant might acquire against the Landlord a right or entitlement including (without limiting the preceding words) a right or entitlement to a new tenancy after the expiry of the contractual term granted by this Lease.
7.10	Performance impossible
7.10.1	Nothing in this Lease shall render the Landlord or the Tenant liable in respect of any breach by them of the covenants conditions or provisions of this Lease, if their performance and observance becomes impossible, illegal or unlawful; but

7.10.2	Subject to the provisions of clause 7.11.1 the term of this Lease and the Tenant’s liability to pay the Rent shall not end by reason only of a change, modification or restriction of the use of the Property or obligations or requirements made or imposed after the date of this Lease under or by virtue of any Legislation.
7.11	Distraint
All sums payable by the Tenant under this Lease (whether or not expressly reserved as rent) shall be a charge on the Property and recoverable (by distraint or otherwise) as rent in arrears.
7.12	Arbitration
7.12.1	Any dispute or difference concerning the provisions of this Lease, or the operation or construction of any of its clauses or paragraphs or the rights or liabilities of the Parties may if the Landlord so elects by notice served on the Tenant (the “Arbitration Notice”), be referred to arbitration by a single Arbitrator to be appointed by such one of the following as the Landlord shall consider to be appropriate having regard to the nature of the dispute or difference in question:
(a)	the Legal President; or

(b)	The President for the time being of the Royal Institute of British Architects or someone authorised to make appointments on his behalf; or

(c)	the President.
7.12.2	The Tenant may at any time give notice to the Landlord requiring the Landlord to decide whether or not to serve an Arbitration Notice in relation to any dispute.

7.12.3	If the Landlord does not serve an Arbitration Notice within 28 days of the Tenant’s notice then the Landlord has no further right to do so in relation to that dispute.

8	Option to Determine

8.1	The Tenant may terminate this Lease on or at any time after 31 January 2012 by giving to the Landlord not less than six months prior notice in writing the date of the expiry of any such notice shall be the “Determination Date”

8.2	On the Determination Date if the Tenant shall have paid the Rent due to the Determination Date and gives up occupation of the Property and leaves behind no continuing sub-leases then:

8.3	Following the expiry of such notice the Term shall (subject to the provisions of clause 9.2) cease and determine on the Determination Date without prejudice to the respective rights of either Party against the other in respect of any antecedent claim or breach of covenant

8.4	If the Tenant exercises its right to determine the Lease on the Determination Date pursuant to this clause 8 the Landlord shall refund to the Tenant within 14 days of such determination any sums paid in advance for any period falling after the Determination Date

9	Certificate
The Parties certify that this Lease is not entered into pursuant to an Agreement for Lease.

EXECUTED and DELIVERED as a deed by the Parties on the date of this document

Schedule 1 — The Property
1	The land and the buildings known as International House Pepper Road, Bramall Moor Technology Park Stockport shown edged red on the Plan including:

1.1	All the Landlord’s Fixtures and fixtures of every kind (other than the Tenant’s trade fixtures) which shall from time to time be in or upon the Property whether originally fixed or fastened to or upon the Property or otherwise.

1.2	Any Conduits which exclusively serve the Property.

Schedule 2
Part One — Rights benefiting the Property
1	(Insofar as the Landlord can grant the same) the benefit of the rights referred to in the Property Register of Title Number GM450236.

2	The right to the free and uninterrupted passage and running of water sewage gas electricity telephone and all other services or supplies from and to the Property in and through the Conduits now constructed or to be constructed during the Term in through or under the Adjoining Property

3	The right at all times with or without vehicles of access to and egress from the Property over and along the access road shown coloured brown on the Plan
Part Two — Exceptions and Reservations
1	The right to the free and uninterrupted passage and running of water, sewage, gas, electricity, telephone and other services or supplies from and to the Adjoining Property in and through the Conduits now constructed or to be constructed during the Term in through or under the Property.

1.1	The right for the Landlord and those authorised by the Landlord at any time during the Term where reasonably necessary upon reasonable notice except in case of emergency to enter (and in case of emergency to break into and enter) the Property for the purpose of:
1.1.1	inspecting, repairing, cleansing, maintaining or renewing the Conduits and any building or structure on any Adjoining Property;

1.1.2	laying, constructing, joining into, or altering the course of any Conduit;

1.1.3	carrying out building works or alterations to any Adjoining Property including the laying of footings or foundations for any building works on or adjacent to the boundary of the Property;

1.1.4	carrying out works or doing anything included in the Landlord’s obligations in this Lease;

1.1.5	complying with any requirements made of the Landlord by any Authority or Statute;

1.1.6	taking schedules or inventories of fixtures and other items to be yielded up at the end of the Term;

1.1.7	carrying out any other activity in respect of which the Tenant has covenanted in this Lease to permit the Landlord to exercise rights of access to the Property.
The person or persons exercising such rights causing as little damage and disturbance as reasonably possible and making good all damage occasioned in the exercise of such rights but so that the Landlord shall not have any liability to pay compensation to the Tenant provided that this obligation is complied with.

1.2	The right at convenient hours and on reasonable prior notice to enter and inspect the Property for all purposes connected with any pending or intended step under the 1954 Act

1.3	The right to erect scaffolding for the purpose of inspecting, repairing, or cleaning any Adjoining Property or any building or structure on it notwithstanding that such scaffolding may temporarily restrict the access to or use and enjoyment of the Property Provided that the Landlord shall use reasonable endeavours to limit any such restriction

1.4	The rights of light, air, support, protection, shelter and all other easements and rights now or after the date of this Lease belonging to, or enjoyed by, any Adjoining Property.

1.5	Full right and liberty at any time after the date of this Lease to erect other buildings of any height in such manner as the Landlord shall think fit on any Adjoining Property even if any building may obstruct, affect or interfere with the amenity of or access to the Property or the passage of light and air to the Property.

1.6	The right to erect and maintain on any Adjoining Property a building with eaves projecting into the airspace of the Property (together with the right at all times to discharge rainwater on the Property from such eaves) and foundations projecting into the soil of the Property.

1.7	The rights to which the Property is subject referred to in the Property and Charges Register of Title Number GM450236.
Schedule 2 — Part Three — matters to which the demise is subject
The exceptions, reservations, covenants, restrictions, stipulations and other matters contained in Title Number GM450236 which directly affect the Property (save for financial charges)

Schedule 4 — Landlord’s fixtures
None
EXECUTED as a DEED by HARRIS INTERACTIVE UK LIMITED Acting by
Director: /s/Robert Salvoni

Witness: /s/Alex Mark Blayney
EXECUTED as a DEED by MCL CAPITAL LIMITED Acting by
Director: /s/ Anthony Leonard Snord

Witness: /s/ S. Mitchell